Exhibit 10.29

AGREEMENT TO CONVERT DEBT TO EQUITY

This Agreement to Convert Debt to Equity (the “Agreement”) effective as of the 31st day of December, 2021 between 60° Pharmaceuticals, LLC, a limited liability company organized and operating under the laws of Washington, District of Columbia ( “Company”), and Geoffrey Dow (“Creditor”), as follows:

A.	Creditor has loaned US $448,500 (the “Debt”) to Company in consideration of receiving a promissory note. The terms of that Promissory note require conversion to equity, and the Company has administratively considered the Debt to be converted for tax purposes.
B.	Company requires all debt-related administrative paperwork to be updated in preparation for future financing events
C.	As a component of updating the Companies’ administrative paperwork, Company has requested that Creditor agree to convert the Debt to membership interests in the partnership and Creditor has agreed to do so.
D.	The Creditor is already a member of the Company.

NOW, THEREFORE, in consideration of the premises, the mutual promises contained herein, and other good and valuable consideration, receipt and sufficiency is acknowledged by the Parties:

1.	Creditor hereby agrees to permit Company to convert the Debt to equity in Company in the form of an economic interest in Company on the books of Company (”Economic Interest”) measured in terms of percentage of equity in Company held pari passu by Members and holders of Economic Interests who are not Members.

2.	Economic Interest in Company is defined under Company’s Seventh Amended and Restated Operating Agreement dated as of 26 September 2018 (the “Operating Agreement”) as the (a) right to a distributive share of the income, gain, losses and deductions of the Company in accordance with this Agreement, and (b) right to a distributive share of Company Assets. This constitutes all financial benefits available from Company which are allocated and distributed under the terms of the Operating Agreement. The difference between Members and mere holders of an Economic Interest is that the latter have no right to vote or participate in management of Company.

60° Pharmaceuticals, LLC Agreement to Convert Debt to Equity

3.	All capitalized terms in this Agreement shall have the meaning ascribed to such terms in the Operating Agreement.

60° PHARMACEUTICALS, LLC	for CREDITOR

By:_	By:

Authorized Agent	Geoffrey Dow

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60° Pharmaceuticals, LLC Agreement to Convert Debt to Equity